Exhibit 10.1

Discretionary Line of Credit	[LOGO OF PNC BANK]
Demand Note
(As-Offered Rate)

$50,000,000.00	September 30, 2003

FOR VALUE RECEIVED, EDGEWOOD SERVICES, INC. (the “Borrower”), with an address at P.O. Box 897, Pittsburgh, Pennsylvania 15230-0897, promises to pay ON DEMAND to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222-2707, or at such other location as the Bank may designate from time to time, the principal sum of FIFTY MILLION DOLLARS ($50,000,000.00) (the “Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, as provided below.

1. Rate of Interest. Each advance outstanding under this Note will bear interest at a rate per annum as offered by the Bank in its sole discretion for the interest period requested, each as agreed upon in writing between the Borrower and the Bank. Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

2. Discretionary Advances. THIS IS NOT A COMMITTED LINE OF CREDIT AND ADVANCES UNDER THIS NOTE, IF ANY, SHALL BE MADE BY THE BANK IN ITS SOLE DISCRETION. NOTHING CONTAINED IN THIS NOTE OR ANY OTHER LOAN DOCUMENTS SHALL BE CONSTRUED TO OBLIGATE THE BANK TO MAKE ANY ADVANCES. THE BANK SHALL HAVE THE RIGHT TO REFUSE TO MAKE ANY ADVANCES AT ANY TIME WITHOUT PRIOR NOTICE TO THE BORROWER. The Borrower may request advances, repay and request additional advances hereunder, subject to the terms and conditions of this Note and the Loan Documents (as defined herein). In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

3. Payment Terms. The outstanding principal amount of each advance shall be payable on the last day of the applicable interest period for such advance and ON DEMAND. Accrued interest shall be due and payable in the absence of demand on the earlier of (a) the last day of the applicable interest period (provided if any interest period is longer than three (3) months, then interest shall be due and payable also on the three (3) month anniversary of such interest period and every three (3) months thereafter) and (b) the Expiration Date (as defined in the Loan Documents); provided, however, that if no interest period is specified for an advance, interest shall be due and payable monthly in arrears. THE BORROWER ACKNOWLEDGES AND AGREES THAT THE BANK MAY AT ANY TIME AND IN ITS SOLE DISCRETION DEMAND PAYMENT OF ALL AMOUNTS OUTSTANDING UNDER THIS NOTE WITHOUT PRIOR NOTICE TO THE BORROWER.

Any payment of principal or interest under this Note must be received by the Bank by 2:00 p.m., Eastern Standard Time, on a business day in order to be credited on such date. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank’s office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

4. Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00 (the “Late Charge”). Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. Following demand, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be two percentage points (2%) in excess of the Prime Rate but not more than the maximum rate allowed by law (the “Default Rate”). As used herein, “Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest on this Note will change automatically without notice to the Borrower, effective on the date of any such change. Following demand, the Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

5. Prepayment; Break Funding Indemnification. The Borrower shall have the right to prepay any advance hereunder at any time and from time to time, in whole or in part; subject, however, to payment of any break funding indemnification amounts owing pursuant to this Section 5. The Borrower shall pay to the Bank, on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets. In addition, the Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any advance (or any part thereof) bearing interest based upon a fixed rate) which the Bank sustains or incurs as a consequence of either (i) the Borrower’s failure to make a payment on the due date thereof, (ii) the Borrower’s revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Bank to request, convert, renew or prepay any advance bearing interest based upon a fixed rate, or (iii) the Borrower’s payment or prepayment (whether voluntary, after acceleration of the maturity of this Note, upon demand or otherwise) or conversion of any advance bearing interest based upon a fixed rate on a day other than the last day of the applicable interest period. A notice as to any amounts payable pursuant to this paragraph given to the Borrower by the Bank shall, in the absence of manifest error, be conclusive and shall be payable upon demand. The Borrower’s indemnification obligations hereunder shall survive the payment in full of the advances and all other amounts payable hereunder.

6. Other Loan Documents. This Note is issued pursuant to the confirmation letter from the Bank to the Borrower dated of even date herewith, and the other agreements and documents executed in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the “Loan Documents”), and is secured by the property described in the Loan Documents (if any) and by such other collateral or guarantees as previously may have been or may in the future be granted to the Bank to secure this Note.

7. Advance Procedures. A request for advance must be received by the Bank prior to 4:30 p.m., Eastern Standard Time, for same-day advances. If such request is in writing, it shall be in the form of Exhibit “A” attached hereto. A request for advance made by telephone must be promptly confirmed in writing in the form of Exhibit “A” attached hereto. The Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. The Bank will enter on its books and records, which entry when made will, absent manifest error, be presumed correct, the date and amount of each advance, the interest rate and interest period for each advance, as well as the date and amount of each payment made by the Borrower.

8. Right of Setoff. The Bank retains all rights of setoff against the Borrower’s money, securities or other property given to the Bank by applicable law. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

9. Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to the addresses for the Bank and the Borrower set forth above or to such other address as either may give to the other in writing for such purpose. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. No modification, amendment or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom will be effective unless made in a writing signed by the Bank. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE

BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

10. Waiver of Jury Trial. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

EDGEWOOD SERVICES, INC.

Attest:	/S/ JOSEPH M. HUBER	By:	/S/ DENIS MCAULEY III

(SEAL)

Print Name:		Print Name:	DENIS MCAULEY III

Title:		Title:	Treasurer

Exhibit “A”

to

Discretionary Line of Credit Demand Note

Request for Advance

Advance Number

To:	PNC Bank, National Association
Attention: Hillary Guttman, Corporate Banking Loan Administration
Facsimile Number: (412) 768-4586

Edgewood Services, Inc. (the “Borrower”) hereby requests an advance in the amount of $                                 (the “Advance”) under its $50,000,000.00 discretionary line of credit facility with PNC Bank, National Association (the “Bank”), as governed by that certain Confirmation Letter between the Borrower and the Bank, dated September 30, 2003, and evidenced by that certain Discretionary Line of Credit Demand Note executed by the Borrower in favor of the Bank, dated September 30, 2003 (collectively, the “Loan Documents”).

1. The Advance shall be wire transferred to:

The Bank of New York

ABA # 021000018

Account # 8900104104

Edgewood Services, Inc., Special Account for the Exclusive Benefit of Customers for Edgewood

2. The Borrower has performed all of its obligations under the Loan Documents, and all of the representations and warranties made by the Borrower in the Loan Documents are true and correct as of the date hereof.

3. The Borrower acknowledges and agrees that the delivery of this request shall in no way obligate the Bank to make such requested Advance, it being understood that the Loan Documents evidence a discretionary line of credit facility and advances thereunder, if any, shall be made by the Bank in its sole discretion.

4. The undersigned has been duly authorized by the Borrower to make this request, and the Bank is entitled to rely conclusively on the above instructions to disburse loan proceeds under the Loan Documents in the amount and manner specified above.

WITNESS the due execution hereof with the intent to be legally bound hereby as of this              day of                             ,             .

EDGEWOOD SERVICES, INC.

By:

Print Name:

Title:

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